EXHIBIT 5.1

 May 28, 2021

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

Re:	Torchlight Energy Resources, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the “Commission”) on May 28, 2021, and as further amended or supplemented from time to time to the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the sale of an aggregate of 190,900,700 shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly Pole Perfect Studies, Inc.) filed with the Nevada Secretary of State on October 30, 2007, as amended (the “Articles”); (b) the Company’s Amended and Restated Bylaws dated October 26, 2016; (c) the resolutions adopted by the Company’s board of directors authorizing, amongst other items, the issuance and sale of the Securities pursuant to the Registration Statement (the “Directors’ Resolutions”); and (d) the Registration Statement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

The opinion expressed below is based on the assumption that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (b) the Securities will continue to be duly and validly authorized on the dates that the Securities are issued; (c) the amendment to the Articles increasing the Company’s authorized shares of Common Stock, as described in the Company’s Definitive Proxy Statement filed with the Commission on May 7, 2021, shall have been approved by stockholders holding a majority of the Company’s voting power and shall have been filed with the office of the Nevada Secretary of State prior to the issuance of any Securities pursuant to the Registration Statement; and (d) the Securities will be issued and sold in compliance with the Securities Act and the securities or “Blue Sky” laws of various states.

Torchlight Energy Resources, Inc.

May 28, 2021

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Securities have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement, in accordance with the Directors’ Resolutions, such Securities will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours, Ballard Spahr LLP